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                                                                    EXHIBIT 99.3

                                 M-STREAM, INC.
                      2002 SHARE INCENTIVE PLAN, AS AMENDED

1.    PURPOSE OF THE PLAN.

      The purpose of the M-Stream, Inc. 2002 Share Incentive Plan, as amended (the "Plan") is to promote the interests of M-Stream, Inc., a British Virgin Islands corporation (the "Company"), its subsidiaries and its shareholders by
(i) attracting and retaining employees, officers, directors, consultants and advisors of outstanding ability, (ii) motivating such persons, by means of performance-related incentives, to achieve long-range performance goals, and
(iii) enabling such persons to participate in the long-term growth and financial success of the Company and its subsidiaries. The effective date of the Plan is January 31, 2003 ("Effective Date"). For purposes of this Plan, "subsidiary" shall mean any company (whether a corporation, partnership, joint venture or other form of entity) in which the Company, or a corporation in which the Company owns a majority of the capital shares, directly or indirectly, owns an equity interest of more than fifty percent (50%), except that solely with respect to determining whether options issued to employees of a subsidiary may be Incentive Share Options (as defined in Section 3) the term "subsidiary" shall have the same meaning as the term "subsidiary corporation" as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). The Company wishes the issuance of Options (defined below) to participants within Israel to conform with the requirements of the Israeli Income Tax Ordinance (New Version) and the rules, regulations and procedures promulgated thereunder, and for this purpose the appended document Annex A supplements and amends the Plan to so conform with respect to Option grants within Israel. The provisions of Annex A shall apply only to Israeli residents or to persons deemed to be residents of Israel for tax purposes.

      The Company has entered into that certain ASSET PURCHASE AGREEMENT dated as of April 16, 2004, by and among Broadcom Corporation, a California corporation ("Broadcom"), Broadcom International Limited, a Cayman Islands corporation formerly known as Broadcom (BVI) Limited and continued to the Cayman Islands on June 2, 2003, the Company, Elimor Investments Inc., a British Virgin Islands company, Tomri Investments Inc., a British Virgin Islands company, Applied Materials Ventures I, L.P., a Delaware limited partnership, and, with respect to Article 8 and Article 10 thereof only, the Holder Agent, and U.S. Stock Transfer Corporation, as Depositary Agent (the "Asset Purchase Agreement"). The Company hereby amends this Plan, effective, as of the closing of the transactions contemplated by the Asset Purchase Agreement (the "Closing") as follows: (1) references in this Plan to the "Board" and the "Compensation Committee" shall mean, prior to the Closing, the Board of Directors and Compensation Committee of M-Stream, Inc., and after the Closing, the Board of Directors and Compensation Committee of Broadcom; (2) references in this Plan to vesting of Options or Restricted Shares being contingent on any particular status (employment, health or otherwise) with the Company shall, prior to the Closing, be deemed to mean having (or not having) such particular status with the M-Stream, Inc., or its subsidiaries, and after the Closing, be deemed to mean having (or not having) such particular status with Broadcom Israel, or such other subsidiary of Broadcom (or Broadcom itself, if applicable) with which the particular grantee hereunder is then employed; (3) references in this Plan to "Ordinary Shares" shall, prior to the Closing, be deemed to refer to M-Stream, Inc.'s Ordinary Shares, par value $0.01 per share, and after the Closing, to Broadcom's Class A common stock; (4) references in this Plan to the maximum number of Ordinary Shares reserved for issuance upon exercise of Options, and the exercise price thereof, shall, prior to the Closing, be deemed to refer to such number and/or exercise price, as in effect prior to the Closing, and, after the Closing, be deemed to refer to such number and/or

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exercise price as adjusted pursuant to the provisions of Section 1.5(c) of the
Asset Purchase Agreement; (5) references in this Plan to the "Company" shall, prior to the Closing, be deemed to refer to M-Stream, Inc., and after the Closing, to Broadcom; (6) after the Closing, all other terms and provisions of this Plan shall be construed so as to facilitate the intention of the Company and Broadcom that this Plan be assumed by Broadcom, as expressed in Section 1.5(c) of the Asset Purchase Agreement; and (7) all of the foregoing amendments shall also be effective as to Annex A hereto.

2.    ADMINISTRATION.

      (a) Subject to the following paragraph, the Plan shall be administered by the Company's Board of Directors (the "Board") or by a Compensation Committee of the Board (the "Compensation Committee"). If the Board appoints a Compensation Committee, such Compensation Committee shall be deemed to have been delegated the authority to administer the Plan (unless the Board determines otherwise), and shall be empowered to take all actions reserved to the Board under the Plan. The Board is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations to further the purposes of the Plan, and to make all other determinations necessary for the administration of the Plan. All such actions by the Board shall be conclusive, final and binding on all recipients of grants hereunder ("participants").

      (b) Following registration by the Company of its ordinary shares, par value $0.01 per share ("Ordinary Shares") under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any Compensation Committee to which Plan administration is delegated shall consist solely of Board members who qualify as (i) "Non-Employee Directors" as defined under Rule 16b-3 under the Exchange Act and (ii) "outside directors" as defined under
Section 162(m) or any successor provision of the Code and applicable Treasury regulations thereunder, if and to the extent such qualification is necessary so that grants made under the Plan or the exercise of rights thereunder will qualify for any tax or other material benefit to participants or the Company and its subsidiaries under applicable law.

3.    GRANTS.

      Grants under the Plan may be in the form of options which qualify as "incentive stock options" within the meaning of Code Section 422 or any successor provision ("Incentive Share Options"), options which do not so qualify ("Nonqualified Options" and, collectively with Incentive Share Options, "Options"), and shares which are subject to certain forfeiture risks and restrictions on transferability ("Restricted Shares"). Incentive Share Options may be granted only to employees of the Company or its subsidiaries. Each grant of an Option shall be designated in the applicable "Grant Agreement" (as defined in Section 5) as an Incentive Share Option or a Nonqualified Option, as appropriate. If, notwithstanding its designation as an Incentive Share Option, all or a portion of any Option grant does not qualify under the Code as an Incentive Share Option, the portion which does not so qualify shall be treated for all purposes hereunder as a Nonqualified Option.

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4.    SHARES SUBJECT TO THE PLAN.

      Subject to adjustment as provided in Section 9, the maximum aggregate number of Ordinary Shares that may be subject to grants made under the Plan is 1,786,667 shares. The Ordinary Shares to be offered under the Plan shall be authorized and unissued Ordinary Shares or issued Ordinary Shares that shall have been reacquired by the Company and held in its treasury. The Ordinary Shares covered by any unexercised portion of terminated share options granted under the Plan, or by any grant of Restricted Shares which is forfeited, may again be subject to new grants under the Plan. In the event the purchase price of an Option is paid in whole or in part through the delivery of Ordinary Shares, only the net number of Ordinary Shares issuable in connection with the exercise of the Option shall be counted against the number of shares remaining available for grant under the Plan.

5.    PARTICIPANTS.

      The Board shall determine and designate from time to time those employees, directors, consultants and advisors of the Company or its subsidiaries who shall be granted Options or Restricted Shares under the Plan and the number of Ordinary Shares to be covered by each such Option or Restricted Share grant; provided, that any such consultants or advisors who receive grants under the Plan render bona fide services to the Company or its subsidiaries that are not in connection with the offer or sale of securities in a capital-raising transaction. In making its determinations, the Board shall take into account the present and potential contributions of the respective individuals to the success of the Company and its subsidiaries and such other factors as the Board shall deem relevant in connection with accomplishing the purposes of the Plan. Each grant shall be evidenced by a written Option or Restricted Share agreement or grant form ("Grant Agreement") as the Board shall approve from time to time.

6.    FAIR MARKET VALUE.

      For all purposes under the Plan, the term "Fair Market Value" shall mean, as of any applicable date, (i) if the principal securities market on which the Ordinary Shares are traded is a national securities exchange or The Nasdaq National Market ("NNM"), the closing price of the Ordinary Shares on such exchange or NNM, as the case may be, or if no sale of the Ordinary Shares shall have occurred on such date, on the next preceding date on which there was a reported sale; (ii) if the Ordinary Shares are not traded on a national securities exchange or NNM, the closing price on such date as reported by The Nasdaq SmallCap Market, or if no sale of the Ordinary Shares shall have occurred on such date, on the next preceding date on which there was a reported sale;
(iii) if the principal securities market on which the Ordinary Shares are traded is not a national securities exchange, NNM or The Nasdaq SmallCap Market, the average of the bid and asked prices reported by the National Quotation Bureau, Inc.; or (iv) if the price of the Ordinary Shares is not so reported, the Fair Market Value of the Ordinary Shares as determined in good faith by the Board.

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7.    GRANTS OF OPTIONS.

      (a) Exercise Price of Options. Incentive Share Options shall be granted at an exercise price of not less than 100% of the Fair Market Value on the date of grant; provided, however, that Incentive Share Options granted to a participant who at the time of such grant owns (within the meaning of Code Section 424(d)) more than 10% of the voting power of all classes of shares of the Company (a "10% Holder") shall be granted at an exercise price of not less than 110% of the Fair Market Value on the date of grant. Nonqualified Options shall be granted at an exercise price as determined in each case by the Board.

      (b) Term and Termination of Options.

            (1) The Board shall determine the term within which each Option may be exercised, in whole or in part, provided that (i) such term shall not exceed 10 years from the date of grant, (ii) the term of an Incentive Share Option granted to a 10% Holder shall not exceed 5 years from the date of grant, and
(iii) the aggregate Fair Market Value (determined on the date of grant) of Ordinary Shares with respect to which Incentive Share Options granted to a participant under the Plan or any other plan of the Company and its subsidiaries become exercisable for the first time ("vest") in any single calendar year shall not exceed $100,000.

            (2) Unless otherwise determined by the Board, all rights to exercise vested Options shall terminate on the first to occur of (i) the scheduled expiration date as set forth in the applicable Grant Agreement, (ii) 90 days following the date of termination of employment for any reason other than the participant's death or permanent disability (as defined in Code Section 22(e)(3)), (iii) 1 year following the date of termination of employment or provision of services by reason of the participant's death or permanent disability (as defined in Code Section 22(e)(3)), or (iv) as may be otherwise provided in the event of a Change of Control as defined in Section 11; provided, however, that in the event that a participant ceases to be employed by or to provide services to the Company or a subsidiary due to a termination for "cause" (as defined in Section 7(b)(3)), all rights to exercise vested Options held by such participant shall terminate immediately as of the date such participant ceases to be employed by or to provide services to the Company or a subsidiary. Unless otherwise determined by the Board, vesting of Options ceases immediately upon termination of employment for any reason, and any portion of an Option that has not vested on or before the date of such termination is forfeited on such date. For purposes of this Plan, unless otherwise determined by the Board, an individual who ceases to be employed by the Company or a subsidiary as the result of a business transaction (other than a Change of Control as defined in Section 11), including without limitation a sale of shares or assets, corporate reorganization, or spinoff, shall be deemed to have incurred a termination of employment under (ii) above without regard to whether such individual continues, following the closing of such transaction, to be employed by or to perform services for any successor entity or business.

            (3) As used in this Plan, the term "cause" shall mean (i) "cause" as defined in any applicable employment or services agreement between the Company and a participant for purposes of determining whether a termination of such agreement is for cause or (ii) in the absence of such agreement, a determination by the Board that the participant has engaged in fraudulent, disloyal, grossly negligent or criminal conduct injurious to the Company or any of its subsidiaries, including, without limitation, embezzlement, theft, commission of a felony or dishonesty in the course of his or her employment or service, the disclosure of trade secrets or confidential information of the Company or its subsidiaries to persons not entitled to receive such information, or breach of any noncompetition or nonsolicitation covenant between the participant and the Company or a subsidiary.

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      (c) Payment for Shares. Full payment for shares purchased upon exercise of
Options granted under the Plan shall be made at the time the Options are exercised in whole or in part. Payment of the purchase price shall be made in cash or in such other form as the Board may approve, including, without limitation, (i) by the participant's delivery to the Company of a promissory note containing such terms as the Board may determine, (ii) by the participant's delivery to the Company of Ordinary Shares that have been held by the participant for at least six months prior to exercise of the Options, valued at the Fair Market Value of such shares on the date of exercise, or (iii) if the Ordinary Shares are publicly traded, pursuant to a cashless exercise arrangement with a broker on such terms as the Board may determine; provided, however, that if payment is made pursuant to clause (i), the then par value of the purchased shares shall be paid in cash if required by applicable law or otherwise deemed appropriate by the Board. No Ordinary Shares shall be issued to the participant until such payment has been made, and a participant shall have none of the rights of a shareholder with respect to Options held by such participant.

      (d) Other Terms and Conditions. The Board shall have the discretion to determine terms and conditions, consistent with the Plan, which will be applicable to Options, including, without limitation, performance-based criteria for acceleration of the date on which certain Options shall become exercisable and the Participant's grant of a voting proxy to a person designated by the Board. Options granted to the same or different participants, or at the same or different times, need not contain similar provisions.

      (e) Substitution of Options. Options may be granted under the Plan from time to time in substitution for share options of other entities ("Acquired Companies") in connection with the merger or consolidation of the Acquired Company with the Company or its subsidiaries, the acquisition by the Company or by its subsidiaries of all or a portion of the assets of the Acquired Company, or the acquisition of shares of the Acquired Company such that the Acquired Company becomes a subsidiary of the Company.

8.    GRANTS OF RESTRICTED SHARES.

      The Board may issue or transfer Ordinary Shares to employees, directors, consultants or advisors under a grant of Restricted Shares (including, without limitation, upon exercise of Options), upon such terms as the Board deems applicable, including the provisions set forth below:

      (a) General Requirements. Ordinary Shares issued or transferred pursuant to Restricted Shares grants may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Board. The Board may establish conditions under which restrictions on shares of Restricted Shares shall lapse over a period of time or according to such other criteria (including performance-based criteria) as the Board deems appropriate. The period of time during which the Restricted Shares will remain subject to restrictions is hereinafter referred to as the "Restriction Period."

      (b) Number of Shares. The Board shall determine the number of Ordinary Shares to be issued or transferred pursuant to a Restricted Share grant and the restrictions applicable to such shares.

      (c) Requirement of Employment. If a participant who has received a Restricted Share grant ceases to be employed by the Company and its subsidiaries during the Restriction Period, or if other specified conditions are not met, the Restricted Share grant shall terminate as to

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all shares covered by the grant as to which the restrictions have not lapsed, and those Ordinary Shares shall be canceled in exchange for the purchase price, if any, paid by the participant for such shares. The Board may provide, however, for complete or partial exceptions to this requirement as it deems appropriate.

      (d) Restrictions on Transfer and Legend on Share Certificate. During the Restriction Period, a participant may not sell, assign, transfer, donate, pledge or otherwise dispose of the shares of Restricted Shares. Each certificate for Restricted Shares shall contain a legend giving appropriate notice of the applicable restrictions. The participant shall be entitled to have the legend removed from the share certificate covering the Restricted Shares subject to restrictions when all restrictions on such shares lapse. The Board may determine that the Company will not issue certificates for Restricted Shares until all restrictions on such shares lapse, or that the Company will retain possession of certificates for Restricted Shares until all restrictions on such shares lapse.

      (e) Right to Vote and to Receive Dividends. During the Restriction Period, except as otherwise set forth in the Grant Agreement, the participant shall have the right to vote Restricted Shares and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Board.

      (f) Lapse of Restrictions. All restrictions imposed on Restricted Shares shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Board. The Board may determine, as to any or all Restricted Share grants, that the restrictions shall lapse without regard to any Restriction Period.

9.    ADJUSTMENTS TO REFLECT CAPITAL CHANGES.

      The number and kind of shares subject to outstanding grants, the exercise price applicable to Options previously granted, and the number and kind of shares available subsequently to be granted under the Plan shall be appropriately adjusted to reflect any share dividend, share split, combination or exchange of shares or other change in capitalization with a similar substantive effect upon the Plan or grants under the Plan. The Board shall have the power and sole discretion to determine the nature and amount of the adjustment to be made in each case. The adjustment so made shall be final and binding on all participants.

10.   RIGHT OF FIRST REFUSAL; RIGHT TO REPURCHASE.

      (a) At any time prior to registration by the Company of its Ordinary Shares under Section 12 of the Exchange Act, the Company shall have a right of first refusal with respect to any proposed sale or other disposition by participants (and their successors in interest by purchase, gift or other mode of transfer) of any Ordinary Shares issued to them under the Plan which are transferable. This right of first refusal shall be exercisable by the Company in accordance with terms and conditions established by the Board.

      (b) At any time prior to registration by the Company of its Ordinary Shares under Section 12 of the Exchange Act, in the case of any participant whose employment or service is terminated for cause (as defined in Section 7(b)(3)), or who has, in the Board's reasonable determination, taken any action prior to or following his termination of employment or service which constituted cause (as so defined), the Company shall have the right, exercisable at any time and from time to time thereafter, to repurchase from the participant (or any successor in interest by purchase, gift or other mode of transfer) any Ordinary Shares issued to such participant under

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the Plan for the purchase price paid by the participant for such Ordinary Shares
(or the Fair Market Value of such Ordinary Shares at the time of repurchase, if lower). This right to repurchase shall be exercisable by the Company in accordance with the terms and conditions established by the Board.

11.   DEFINITION OF CHANGE OF CONTROL.

      For purposes of this Plan, a "Change of Control" shall mean the occurrence of any of the following events:

      (a) the acquisition (other than solely from the Company) by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Company or any subsidiary, affiliate (within the meaning of Rule 144 under the Securities Act of 1933, as amended) or employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); or

      (b) a reorganization, merger, consolidation, share exchange or recapitalization of the Company (a "Business Combination"), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or

      (c) a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the Company's assets.

12.   CONSEQUENCES OF A CHANGE OF CONTROL.

      (a) Unless otherwise determined by the Board, upon a Change of Control,
(i) each outstanding Option shall be assumed by the Acquiring Corporation (as defined below) or parent thereof or replaced with a comparable option or right to purchase capital shares, or equity equivalent instrument, of the Acquiring Corporation or parent thereof, or other comparable rights (such assumed and comparable options and rights, together, the "Replacement Options") and (ii) each share of Restricted Shares shall be converted to a comparable restricted grant of capital shares, or equity equivalent instrument, of the Acquiring Corporation or parent thereof or other comparable restricted property (such assumed and comparable restricted grants, together, the "Replacement Restricted Shares"); provided, however, that if the Acquiring Corporation or parent thereof does not agree to grant Replacement Options and Replacement Restricted Shares, then, unless otherwise determined by the Board, all of the outstanding Options which have been granted under the Plan and which are not exercisable as of the effective date of the Change of Control shall automatically accelerate and become exercisable immediately prior to the effective date of the Change of Control, and all restrictions and conditions on any Restricted Shares shall lapse upon the effective date of the Change of Control. The term "Acquiring Corporation" means the surviving, continuing, successor or purchasing corporation, as the case may be. Notwithstanding anything in the Plan to the contrary, the Board shall have discretion, in the applicable Grant Agreement or an amendment thereof, to provide for an acceleration of options and/or elimination of restrictions on Restricted Shares upon a Change of Control. The Board may determine in its discretion (but shall not be obligated to do so) that in lieu of the issuance of Replacement Options, all holders of outstanding Options which are exercisable immediately prior to a Change of Control (including those that become exercisable under this Section 12(a)) will be

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required to surrender them in exchange for a payment by the Company, in cash or
Ordinary Shares as determined by the Board, of an amount equal to the amount (if any) by which the then Fair Market Value of Ordinary Shares subject to unexercised Options exceeds the exercise price of those Options, with such payment to take place as of the date of the Change of Control or such other date as the Board may prescribe.

      (b) Any Options that are not assumed or replaced by Replacement Options, exercised, or cashed out prior to or concurrent with a Change of Control (including, without limitation, any Options that are not exercisable as of the effective date of the Change of Control) will terminate effective upon the Change of Control or at such other time as the Board deems appropriate, unless otherwise expressly provided in any applicable Grant Agreement.

      (c) Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, no actions described in the Plan (including, without limitation, actions described in subsections (a) and (b) above) shall be taken if such action would make the Change of Control ineligible for desired accounting or tax treatment if, in the absence of such actions, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to such Change of Control.

13.   TRANSFERABILITY OF OPTIONS.

      Unless otherwise determined by the Board with respect to Nonqualified Options, Options granted under the Plan shall not be transferable other than by will or the laws of descent and distribution and are exercisable during a participant's lifetime only by the participant.

14.   WITHHOLDING.

      The Company shall have the right to deduct any taxes required by law to be withheld in respect of grants under the Plan from amounts paid to a participant in cash as salary, bonus or other compensation. In the Board's discretion, a participant may be permitted to elect to have withheld from the shares otherwise issuable to the participant, or to tender to the Company, a number of Ordinary Shares the aggregate Fair Market Value of which does not exceed the minimum required withholding rate for federal (including FICA), state and local tax liabilities. Any such election must be in a form and manner prescribed by the Board. Any and all taxes, fees and other costs or liabilities in connection with the grant and exercise of the Options or the Restricted Shares and the sale of shares issued upon the exercise of the Options or the Restricted Shares shall be borne solely by the Participant. The Participant shall indemnify, defend and hold the Company, its subsidiaries and there respective officers and directors harmless against any and all liability for all such taxes or an interest thereon or penalties with respect thereto.

15.   CONSTRUCTION OF THE PLAN.

      The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely by the Board. Any determination by the Board shall be final and binding on all participants. The Plan shall be governed in accordance with the laws of the British Virgin Islands, without regard to the conflict of law provisions of such laws.


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16.   NO RIGHT TO GRANT; NO RIGHT TO EMPLOYMENT.

      No person shall have any claim of right to be granted an Option or Restricted Shares under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries or as giving any consultant, advisor or director of the Company or any of its subsidiaries any right to continue to serve in such capacity.

17.   GRANTS NOT INCLUDABLE FOR BENEFIT PURPOSES.

      Income recognized by a participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974) or group insurance or other benefit plans applicable to the participant which are maintained by the Company or any of its subsidiaries, except as may be provided under the terms of such plans or determined by resolution of the Board.

18.   NO STRICT CONSTRUCTION.

      No rule of strict construction shall be implied against the Company, the Board or any other person in the interpretation of any of the terms of the Plan, any grant made under the Plan or any rule or procedure established by the Board.

19.   CAPTIONS.

      All Section headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

20.   SEVERABILITY.

      Whenever possible, each provision in the Plan and every grant under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any grant under the Plan shall be held to be prohibited by or invalid under applicable law, then such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and all other provisions of the Plan and every other grant under the Plan shall remain in full force and effect.

21.   LEGENDS.

      All certificates for Ordinary Shares delivered under the Plan shall be subject to such transfer and other restrictions as may be provided under the Plan or the applicable Grant Agreement or as the Board may deem advisable under the rules, regulations and other requirements of the United States Securities and Exchange Commission, any securities exchange or quotation system upon which the Ordinary Shares are then listed or quoted and any applicable United States federal or state securities laws or other applicable securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

22.   MARKET STANDOFF REQUIREMENT.

      In connection with any underwritten public offering of its Ordinary Shares ("Offering") and upon request of the Company or the underwriters managing the Offering, participants shall

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not be permitted to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise directly or indirectly dispose of any Ordinary Shares delivered under the Plan (other than those Ordinary Shares included in the Offering) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of the registration statement with respect to such Offering as may be requested by the Company or such managing underwriters. The participants shall execute an agreement reflecting the foregoing as may be requested by the underwriters in connection with such Offering and comply with any other restrictions that may be imposed by the underwriters in connection with such Offering.

23.   AMENDMENT.

      The Board may, by resolution, amend or revise the Plan, subject to requisite shareholder approval. The Board may not modify any Options previously granted under the Plan in a manner adverse to the holders thereof without the consent of such holders, except in accordance with the provisions of Sections 9, 12 or 24.

24.   MODIFICATION FOR GRANTS OUTSIDE THE U.S.

      The Board may, without amending the Plan, determine the terms and conditions applicable to grants of Options or Restricted Shares to participants who are foreign nationals or employed outside the United States in a manner otherwise inconsistent with the Plan if the Board deems such terms and conditions necessary in order to recognize differences in local law or regulations, tax policies or customs.

25.   EFFECTIVE DATE; TERMINATION OF PLAN.

      The Plan's Effective Date is December 1, 2002. The Plan shall terminate on December 1, 2012, unless it is earlier terminated by the Board. Termination of the Plan shall not affect previous grants under the Plan.

26.   RESERVATION OF SHARES.

      The Company, during the term of this Plan, shall at all times reserve and keep available such number of Ordinary Shares as shall be sufficient to satisfy the requirements of the Plan.

27.   SHAREHOLDER APPROVAL.

      The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under any applicable laws.

28.   CONDITIONS UPON ISSUANCE OF SHARES.

      Ordinary Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Ordinary Shares shall comply with applicable laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an

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

Option, the Plan administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Ordinary Shares are being purchased only for investment and without any present intention to sell or distribute such Ordinary Shares if, in the opinion of counsel for the Company, such a representation is required.

29.   INABILITY TO OBTAIN AUTHORITY.

      The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Ordinary Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Ordinary Shares as to which such requisite authority shall not have been obtained.

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

                                   ANNEX A TO
                    M-STREAM, INC. 2002 SHARE INCENTIVE PLAN
                       ISRAELI 2002 EQUITY INCENTIVE PLAN

1.    DESIGNATION AND PURPOSE OF THE ISRAELI PLAN

This Annex A to the M-Stream, Inc. 2002 Share Incentive Plan (the "General Plan"), is the Israeli 2002 Equity Incentive Plan for key employees (including directors who are employees) and consultants of M-Stream, Inc., a British Virgin Islands corporation (the "Company"), in accordance with the terms and conditions set forth below. For the purposes of this Annex A, the Israeli 2002 Equity Incentive Plan shall be referred to as such, or as the "Israeli Plan." The Israeli Plan is being instituted in order to ensure that all issuances of options, shares or other rights by the Company to employees, officers and consultants of the Company conform with the provisions of the Israeli Income Tax Ordinance [New Version], 1961, the rules and regulations promulgated thereunder, from time to time (the "Ordinance").

2.    GENERAL PLAN INCORPORATED BY REFERENCE

The provisions of the General Plan shall apply to the Israeli Plan, mutatis mutandis, except that the General Plan shall be deemed amended to incorporate the provisions herein and shall be interpreted in such a way as to ensure conformity with the Ordinance. Any provisions of the General Plan which are in violation of the Ordinance shall not apply to the Israeli Plan. In the event of any conflicting provisions between the law applicable to the General Plan and the Israeli law which is applicable to this Israeli Plan, the provisions of the Israeli law shall prevail. In respect of issuances of Options under the Israeli Plan (as annexed to the General Plan), the Compensation Committee need not determine whether the issuances hereunder are "Incentive Stock Options" within the meaning of the US Federal Income Tax Code or "Non-Qualified Stock Options".

In the event of any conflict between the Israeli Plan and the General Plan, then the provisions of the Israeli Plan shall prevail. Subject to the provisions of this Israeli Plan, the provisions of the General Plan shall continue to be in full force and effect.

All capitalized terms used in the Israeli Plan shall have the meanings designated in the General Plan, unless otherwise defined in the Israeli Plan.

3.    ELIGIBILITY

Awards may be granted only to employees (including directors who are employees) and consultants of the Company.

4.    DEFINITIONS

The following definitions shall be applicable to the terms used in the Israeli
Plan:

      4.1 "Trust Agreement" means the agreement between the Company and the Trustee as may be in effect from time to time specifying the duties and authority of the Trustee.

      4.2 "Trust Assets" means the Awards held by the Trustee under the Trust Agreement for the benefit of the Participants pursuant to the Israeli Plan and the Trust Agreement.

      4.3 "Trustee" means the Trustee (and any successor Trustee) appointed by the Board of Directors of the Company to hold the Trust Assets.

      4.4 "Award" means Award as defined in the General Plan, as well as Shares with respect to which an Option has been exercised.

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

5.    GRANT OF AWARDS

Each Award granted for the benefit of a Participant under the Israeli Plan shall be evidenced by an Award Agreement, to be entered into by and between the Company and such Participant, in form and substance as may be from time to time approved by the Compensation Committee, which shall incorporate the provisions of the General Plan, as amended hereby, and the Trust Agreement by reference. In the event of any conflict between the terms and conditions of an Award Agreement and the terms hereof, the terms hereof shall control.

6.    GRANT OF AWARDS TO BE HELD BY TRUSTEE; DIVIDEND AND VOTING RIGHTS

      6.1 GRANT OF AWARDS TO BE HELD BY TRUSTEE

            6.1.1 Each Award shall be issued, or transferred, to the Trustee to be held in trust for the benefit of the Participant. All certificates representing Awards shall be issued in the name of the Trustee under the Israeli Plan, shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Award is released.

            6.1.2 Subject to the terms hereof and to the terms in the Award Agreement, each Participant may, where applicable, after exercising the Awards or any part thereof, require the Company to cause the Trustee to release the shares issued pursuant to the exercise of such Awards, provided that no Award shall be exercised by the Participant, and no Award shall otherwise be released by the Trustee to the Participant, unless and until such Participant shall have deposited with the Trustee an amount of money which, in the Trustee's sole judgment, is sufficient and necessary to satisfy Israeli withholding tax requirements. In any case, the Participant will be responsible for payment of Participant's tax liability in full and shall indemnify the Company or Trustee in respect of any liability thereof.

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

      6.2 DIVIDEND AND VOTING RIGHTS. No Participant shall have any of the rights of a shareholder of the Company with respect to any Options, Shares which are to derive from the exercise of any Options, or any other Awards which do not automatically grant voting or dividend rights to the holder thereof, until such time as the applicable Shares are issued to the Trustee or the Participant, or such other time as set forth in the Award Agreement. After Shares are issued hereunder to the Trustee, the relevant Participant shall be entitled to receive, subject to the terms of the Award Agreement, (i) a proxy from the Trustee to vote the Shares that the Trustee holds for Participant's benefit and (ii) any cash dividends paid with respect to such Shares.

7.    MAINTENANCE OF ASSETS BY TRUSTEE

The Trustee shall maintain records of the Awards held for the benefit of each Participant.

8.    METHOD OF EXERCISE OF AWARD; TAXATION

Subject to the terms of the General Plan and the terms in the Award Agreement, an Award shall be exercisable, in whole or in part, during the applicable period, upon delivery by the Participant to each of the Trustee and the Company of a duly executed copy of the relevant notice of exercise in the prescribed form, specifying the number of Shares or other consideration as to which such Award is being exercised. The notice to the Company shall be accompanied by full payment of the Award exercise price thereof (the "Award Exercise Price") in NIS or in such currency as may be required by the Company. If the exercise price is paid in any currency other than United States Dollars, the exchange rate shall be that reasonably specified by the Company at the time of exercise. The shares or other consideration issued pursuant to exercise of the Awards shall be delivered by the Company to the Trustee pursuant to the provisions of Paragraph
6.1 above, or upon the Trustee's confirmation that the Trustee has received an amount sufficient to pay the full withholding tax liability in accordance with Paragraph 6 above, the Company shall deliver the shares or other consideration directly to the Participant, or the Participant's nominee.

9.    ADMINISTRATION, AMENDMENT AND TERMINATION OF THE ISRAELI PLAN

The Board and the Compensation Committee shall have all power and authority with respect to the administration, amendment and termination of the Israeli Plan as they hold in respect of the General Plan, except that no discretion or authority is hereby granted to the Board or the Compensation Committee so as to disqualify the Israeli Plan under the Ordinance.

10.   GOVERNING LAW

The Israeli Plan, and any dispute, controversy or claim arising out of, or relating to, any tax issue regarding the General Plan which might arise between
(i) the Company or the Trustee, and (ii) a Participant who was granted an Option pursuant to the Israeli Plan, shall be governed and interpreted in accordance with the laws of the State of Israel.

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